Exhibit 10.42

EXECUTION

SECURITY CESSION & PLEDGE

DATED 20 OCTOBER, 2016

given by

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED
(as Cedent)

in favour of

FIRSTRAND BANK LIMITED
(ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)

and

EACH OF THE OTHER SECURED CREDITORS
(as Cessionaries)

in respect of certain Shares, Shareholder Claims and Related Rights

THIS AGREEMENT is dated 20 October, 2016 and is made between:

(1)	NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED, registration number 2002/031446/07, as pledgor and cedent (the Cedent);

(2)	FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION) as Secured Creditor; and

(3)	EACH OF THE OTHER SECURED CREDITORS (as defined in this Agreement below).

BACKGROUND:

As security for the due and punctual performance of the Secured Obligations, the Cedent has agreed to pledge its Shares and to cede in securitatem debiti all its Secured Property to the Secured Creditors, on the terms set out in this Agreement.

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

1.1.1	Blue Label Telecoms means Blue Label Telecoms Limited (registration number 2006/022679/06), a public company registered under the laws of South Africa;

1.1.2

Common Terms Agreement means the common terms agreement, dated on or about 20 October, 2016, between, among others, the Cedent (as borrower) and FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as arranger, lender and facility agent);

1.1.3	CSDP means a Central Securities Depository Participant, accepted as a participant under the Financial Markets Act;

1.1.4	CSP means a custody services provider regulated in terms of the Financial Markets Act;

1.1.5	Financial Markets Act means the Financial Markets Act, 2012, as amended or replaced from time to time;

1.1.6	Party means a party to this Agreement;

1.1.7	Related Rights means, in relation to any Shares and Shareholder Claims:

(a)	any monies, distributions and proceeds (including the proceeds of a disposal or other realisation) accrued or receivable in respect of all or part thereof;

(b)	all rights and benefits in respect of any agreement for the disposal or other realisation thereof;

(c)	all contracts, warranties, remedies, Security, indemnities and other undertakings in respect thereof; and

(d)	any of the reversionary interests referred to in Clause 4.7.4 (Secured Property);

1.1.8	Secured Creditor means each person who is or becomes a Finance Party under (and as defined in) the Common Terms Agreement, from time to time;

1.1.9

Secured Obligations means all present and future obligations and indebtedness of whatsoever nature (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever, including any liability to pay damages or pursuant to enrichment) which an Obligor may now or at any time hereafter owe or have towards any Secured Creditor under or in connection with the Finance Documents;

1.1.10	Secured Property means, collectively:

(a)	the Shares;

(b)	the Shareholder Claims; and

(c)	the Related Rights,

and all of the Cedent's rights, title and interests therein and thereto and claims against any person in respect thereof, of whatsoever nature and howsoever arising (whether actual, prospective or contingent, direct or indirect, arising under common law or statute, whether a claim for the payment of money or the performance of another obligation and whether or not those rights and interests were within the contemplation of the Parties at the Signature Date) and, in each case, any property forming part thereof;

1.1.11

Shareholder Claims means any and all claims of any nature whatsoever and howsoever arising which the Cedent now has, or from time to time in future may have (other than claims in respect of trade credit in respect of goods and services supplied by the Cedent from time to time in the ordinary course of business), against, and any and all indebtedness of any nature whatsoever and howsoever arising which are now, or from time to time in future may be, owed to the Cedent by Blue Label Telecoms (whether in the form of shareholder loans, inter-company loans or any other form of credit provided by the Cedent to the Blue Label Telecoms), together with the benefit of any Security given to the Cedent in respect of those claims;

1.1.12	Shares means all of the following shares and securities of which it is or becomes the legal or beneficial owner from time to time or which may be issued or transferred to it in future:

(a)	117,924,529 ordinary shares in the share capital of Blue Label Telecoms;

(b)	any capitalisation shares or bonus shares issued in respect of the shares referred to in paragraph (a) above); and

(c)	any securities issued in substitution or exchange for the securities in paragraphs (a), and (b) above,

including, for the avoidance of doubt, all dividends (whether paid or unpaid), rights to dividends and voting rights in relation to those shares and securities; and

1.1.13	Signature Date means the date on which, once this Agreement has been signed by all the Parties, it is signed by the last Party to do so.

1.2	Construction

1.2.1	Terms and expressions defined in the Common Terms Agreement, unless expressly defined in this Agreement, have the same meaning in this Agreement.

1.2.2

The provisions of Clauses 1.3 (Construction) and 1.4 (Third Party Rights) of the Common Terms Agreement apply to this Agreement as though they were set out in full in this Agreement, except that any reference in that clause to the Common Terms Agreement is to be construed as references to this Agreement.

1.2.3	Any undertaking of the Cedent under this Agreement remains in force until the Final Discharge Date.

1.2.4

If any Secured Creditor considers that an amount paid to it under a Finance Document is capable of being avoided or otherwise set aside on the sequestration, liquidation, business rescue or administration of the payer or otherwise, then that amount will not be considered to have been irrevocably discharged for the purposes of this Agreement.

2.	PLEDGE AND CESSION IN SECURITY

2.1	Pledge and cession

The Cedent hereby pledges to the Secured Creditors all its Shares and cedes in securitatem debiti to the Secured Creditors, jointly and severally, all its Secured Property, in each case individually and collectively with all other Secured Property, as continuing general covering collateral security for the due, proper and punctual payment and performance in full of all the Secured Obligations, on the terms set out in this Agreement, which pledge and cession the Secured Creditors accept.

2.2	Nature of pledge and cession

2.2.1	The pledge and cession contemplated by this Agreement are intended to operate as a pledge and a cession of each part and all of the Shares and the Secured Property, individually and collectively.

2.2.2

If, for any reason, any Security intended to be created under this Agreement is or becomes illegal, invalid or unenforceable in respect of some of the Shares or the Secured Property, the pledge of those Shares and the cession of that Secured Property shall be severed from this Agreement, and this Agreement and all the Security created over the remainder of the Secured Property shall continue in full force and effect.

2.2.3

The cession contemplated by this Agreement operates as a security cession and not as an outright cession, and the Cedent retains bare ownership of all the Secured Property, subject to the rights of the Secured Creditors as secured creditors under this Agreement.

2.3	Cedent remains liable to perform obligations

Notwithstanding any other provision of a Finance Document, the Cedent shall remain liable to perform all its duties and obligations, whether contractual or otherwise, in respect of the Secured Property and nothing in this Agreement or the exercise by a Finance Party of any right under a Finance Document shall constitute or be deemed to constitute a delegation to or acceptance by a Finance Party of any obligation of the Cedent or any other person.

3.	DURATION

This Agreement and the Security created pursuant to this Agreement:

3.1	comes into full force and effect on the Signature Date without any further action, consent or authority required from any person;

3.2	unless otherwise agreed by the Secured Creditors, shall not terminate before the Final Discharge Date; and

3.3	shall remain of full force and effect, notwithstanding any intermediate discharge or settlement of, or temporary fluctuation in, the Secured Obligations.

4.	REPRESENTATIONS AND WARRANTIES BY THE CEDENT

4.1	General

4.1.1

The Cedent makes the representations and warranties set out in this Clause 4 to each Finance Party on each day that this Agreement is in force. References in this Clause to "it" or "its", unless the context otherwise requires, is a reference to the Cedent.

4.1.2

The Finance Parties enter into the Finance Documents on the strength of and relying on the representations and warranties set out in this Clause 4, each of which is a separate representation and warranty, given without prejudice to any other representation or warranty and is deemed to be a material representation or warranty (as applicable) inducing the Finance Parties to enter into the Finance Documents.

4.2	Status

4.2.1	It is a limited liability company, duly incorporated and validly existing under the laws of South Africa.

4.2.2	It has the power to own its assets (including all the Secured Property) and carry on its business as it is being conducted.

4.3	Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, this Agreement and the transactions contemplated by this Agreement.

4.4	Legal validity

This Agreement:

4.4.1	creates the Security it purports to create and is not liable to be avoided or otherwise set aside on its liquidation or business rescue or otherwise; and

4.4.2	constitutes its legally valid and binding obligation, enforceable against it in accordance with its terms.

4.5	Non-conflict

Its entry into and the performance of its obligations under this Agreement, the transactions contemplated by and the Security created under this Agreement, do not and will not conflict with:

4.5.1	any law or regulation applicable to it;

4.5.2	its constitutional documents; or

4.5.3	any material agreement or instrument binding upon it or any of its assets, or constitute a default or termination event (however described) under any such document.

4.6	Authorisations

4.6.1

All authorisations required by it in connection with the entry into, performance, validity and enforceability of, the transactions contemplated by and the Security established under, this Agreement have been obtained or effected (as appropriate) and are in full force and effect.

4.6.2

If it is required to give notice to or obtain consents or waivers from any person to pledge the Shares and cede the Secured Property under this Agreement, all such notices have been given and consents or waivers obtained before the Signature Date.

4.7	Secured Property

4.7.1

The Secured Property is and will be valid and all rights evidenced thereby or which exists in respect thereof are and will be legally valid, binding and fully enforceable in accordance with their terms in all respects.

4.7.2	It is and will remain the sole legal and beneficial owner of all of the Secured Property over which it purports to grant the Security under this Agreement, to the exclusion of all others.

4.7.3	No person has an option or right of refusal over the Secured Property or any part thereof which would apply on an enforcement by a Secured Creditor of its rights under this Agreement.

4.7.4

No part of the Secured Property has been pledged, ceded (either outright or as security), discounted, factored, mortgaged under notarial bond or otherwise, or otherwise disposed of or hypothecated, nor is it subject to any other right or claim in favour of any person (including any rights of pre-emption) which would apply on enforcement by a Secured Creditor of its rights under this Agreement. If any Secured Property is subject to Security in breach of this representation and warranty then, without prejudice to any other rights that the Secured Creditors may have, any reversionary or other interests the Cedent may have in the said Secured Property are also ceded to the Secured Creditors.

4.7.5	The Shares are fully paid-up and have been validly issued or transferred to it in compliance with all applicable laws and regulations and are held in uncertificated form.

4.7.6	The CSP in respect of the Shares for the time being is RMB Morgan Stanley Proprietary Limited.

5.	UNDERTAKINGS BY THE CEDENT

The Cedent is bound by the undertakings set out in this Clause 5. The undertakings in this Clause 5 remain in force from the Signature Date until the Final Discharge Date.

5.1	Negative pledge

The Cedent:

5.1.1	shall not grant or permit to exist any further Security over any Secured Property or dispose of the Secured Property in any manner without the express prior consent of the Secured Creditors; and

5.1.2	must at all times keep the Secured Property free of judicial attachments and other Security.

5.2	Preservation of Secured Property

5.2.1	The Cedent undertakes:

(a)

to the extent reasonably possible, that it shall not permit any material depreciation of the value of, or a variation of rights relating to, the Secured Property or any of them to occur without the express prior consent of the Secured Creditors;

(b)

not to take or omit to take any action which could reasonably be expected to adversely affect the rights of the Secured Creditors under this Agreement or the effectiveness of the Security created by this Agreement;

(c)	to take all appropriate steps required from time to time for the care, preservation and protection of the Secured Property and the rights of the Secured Creditors under this Agreement; and

(d)	to timeously comply in full with all its obligations in respect of the Secured Property, from time to time.

5.2.2

The Cedent waives for the benefit of the Secured Creditors any and all rights it may have in respect of the Secured Property which conflict with or may restrict the rights of the Secured Creditors under this Agreement.

5.3	Shares

The Cedent irrevocably authorises each Secured Creditor as its agent in rem suam, in respect of any Shares of the Cedent which are not in certificated form, to take all steps necessary to ensure that an appropriate entry is made in the securities account of the Cedent with its CSDP, in accordance with section 39 of the Financial Markets Act, to record the relevant Security in those Shares created under this Agreement.

5.4	Amounts received on account of Secured Property

If an Event of Default occurs and is continuing, the Cedent shall forthwith pay and transfer to the Secured Creditors or to their order, and place them in possession of, all cash and other assets received in respect of the Secured Property.

6.	DELIVERY OF DOCUMENTS

The Cedent must deliver the documents set out this Clause 6 to the Secured Creditors by no later than the Subscription Date (or in respect of Secured Property acquired by the Cedent or otherwise arising thereafter, as soon as reasonably possible after that property becomes Secured Property, but in any event within 5 Business Days).

6.1	Shares

The Cedent must deliver to the Secured Creditors, in respect of all its Shares, a copy of a notice by its CSP addressed to the Secured Creditors, substantially in the form of Schedule 4 (CSDP Confirmation).

6.2	Other requirements

6.2.1

If any Secured Property, or part thereof, is evidenced by a document, or when the Cedent holds Security for any obligation owed to it in respect of Secured Property and that Security is evidenced by a document, the Cedent shall, at the request of the Secured Creditors, promptly deliver a certified copy of that document to the Secured Creditors.

6.2.2	In addition to the documents referred to above, the Cedent shall deliver to the Secured Creditors:

(a)	in respect of all Secured Property acquired by the Cedent or otherwise arising after the Signature Date, all information and applicable items of documentation referred to in Clause 6.1;

(b)	any other documents relating to the Secured Property for which the Secured Creditors may at any time reasonably call,

which documents must be delivered to the Secured Creditors within a reasonable period, as agreed between the Secured Creditors and the Cedent and, failing such agreement, within 5 Business Days.

6.2.3

The Secured Creditors may retain possession of all documents delivered to them under this Clause 6 and deal with them in accordance with the Finance Documents until the Final Discharge Date, after which date they shall be returned to the Cedent as soon as reasonably possible.

6.2.4	If any third party consents are required by the Cedent to cede any of its Secured Property under this Agreement, it must obtain those third party consents before or on the Signature Date.

7.	CORPORATE ACTION IN RESPECT OF THE SHARES

Should, prior to the Secured Creditors exercising any of their rights in terms of Clause 9 (Enforcement), any of the Shares be sub-divided, consolidated or converted into any other shares, securities or rights, or any shares, securities or rights be issued, distributed or otherwise received or accrued on account of the Shares in connection with any corporate action or distribution made by Blue Label Telecoms or otherwise, the sub-divided, consolidated or converted shares, securities or rights, or such other issued, distributed, received or accrued shares, securities or rights (as the case may be) shall automatically be ceded in security and pledged to the Secured Creditors upon the terms of this Agreement, and the Cedent shall take all such steps as are necessary to ensure such shares, securities or rights are ceded in security and pledged to the Secured Creditors in terms of this Agreement, including without any limitation, instructing the CSDP to note the cession in security and pledge in accordance with section 39 of the Financial Markets Act. References in this Agreement to the “Shares” shall thereafter be construed to include any such sub- divided, consolidated or converted shares, securities or rights, or such other issued, distributed, received or accrued shares, securities or rights (as the case may be).

8.	RIGHTS OF THE CEDENT BEFORE DEFAULT

8.1	Unless the Facility Agent has given the Cedent written notice of a Default which is continuing, the Cedent is entitled, at its own cost, to:

8.1.1

enforce and receive payment for, delivery of or performance in respect of all amounts or obligations owing in respect of the Secured Property in the ordinary course of business and, subject to the Finance Documents, to appropriate amounts so recovered to its own use (including any dividends or other benefits in respect of its Shares and Shareholder Claims); and

8.1.2

receive notice of every general meeting of shareholders of Blue Label Telecoms (provided that each such notice is to be forwarded to the Secured Creditors as if they were shareholders of Blue Label Telecoms);

8.1.3

attend every general meeting of the shareholders of Blue Label Telecoms, and exercise all the votes attaching to the Shares at such meetings (provided that it will not exercise those votes in a manner which is reasonably likely to (a) be materially prejudicial to the validity or enforceability of this Agreement, (b) materially impair the value of any Shares, or (c) be otherwise materially prejudicial to the Secured Creditors).

8.2

If the Facility Agent has given the written notice of a Default which is continuing as contemplated in Clause 8.1 or an Event of Default is continuing, all rights, powers and privileges attaching to the Secured Property, including, but not limited to those set out in Clause 8.1 above, shall vest in the Secured Creditors, jointly or severally, with the power to exercise them either in any of their own name or in the name of the Cedent. If any Secured Creditor so directs when a Default is continuing, the Cedent shall exercise the Secured Creditors' rights, powers and privileges in its own name and to the greatest extent permitted by applicable law.

9.	ENFORCEMENT

9.1	Rights of the Secured Creditors

If an Event of Default is continuing, the Secured Creditors (or any of them) may, without prejudice to any other rights they may have against the Cedent, exercise their rights under this Clause 9, and otherwise put into force and effect all rights, powers and remedies available to them in relation to the Secured Property, in such manner and on such terms and conditions as they in their sole discretion consider most expedient. Without limiting the foregoing, if an Event of Default is continuing, the Secured Creditors (or any of them) may, and the Cedent hereby irrevocably and unconditionally authorises and empowers each of them or their nominee, and appoints each of them in rem suam, without any further authority or consent of any nature whatsoever required from any person, in the name of any or all of the Secured Creditors or their nominee or in the name of the Cedent to:

9.1.1

exercise all or any of the rights, powers and privileges and enforce all or any obligations attaching to the Secured Property, in such manner and on such terms as the Secured Creditors in their sole discretion deem fit;

9.1.2	receive payment for, delivery of, and/or performance in respect of, the Secured Property in their own name or that of their nominee;

9.1.3

authorise any officer of any Secured Creditor (whose appointment need not be proved) to sign, on behalf of and in the name of the Cedent, any document that may be necessary to give effect to any disposal or realisation of Secured Property by the Secured Creditors under this Clause;

9.1.4	at the election of the Secured Creditors:

(a)	sell or otherwise realise all or some of the Secured Property by public auction;

(b)	sell or otherwise realise at a Fair Value all or some of the Secured Property by private treaty; or

(c)	take over all or some of the Secured Property at a Fair Value,

and, subject to the provisions of Clause 10 (Appropriation of Proceeds), apply the proceeds of such sale, purchase or other realisation or transfer (including the purchase price payable for any Secured Property taken over by the Secured Creditors) against the Secured Obligations on the basis that any excess upon realisation or balance owing to the Cedent (as the case may be) will be paid to the Cedent and any shortfall on realisation will remain a debt due by the Cedent to the Secured Creditors.

For the purposes of paragraph (c) above, the Fair Value of any Secured Property will be the value agreed in writing between the Secured Creditors and the Cedent or, failing agreement within ten Business Days after delivery of a notice to the Cedent stating that the Secured Creditors exercise their rights under this Clause 9.1, the value determined by an independent chartered accountant employed by either PwC, EY, Deloitte or KPMG agreed to by the Secured Creditors and the Cedent (or, failing agreement within 5 Business Days, appointed, at the request of either Party, by the President of the South African Institute of Chartered Accountants, or the successor body thereto), which independent accountant shall act as an expert and not as an arbitrator, shall be instructed to make his determination within ten Business Days and shall determine the liability for his charges (which shall be paid accordingly), provided that if a determination is manifestly unjust and a court exercises its general power, if any, to correct such determination, the Parties shall be bound thereby;

9.1.5

institute any legal proceedings which the Secured Creditors may deem necessary in connection with any sale, purchase or other realisation or transfer of any of the Secured Property and to prosecute such proceedings to their final end and conclusion, including the prosecution of such appeals and reviews as the Secured Creditors in their discretion may determine;

9.1.6

compromise any of the Secured Property, grant any extension or other indulgence in respect of the Secured Property, agree to amend the terms of the Secured Property, and/or release any security, guarantee or suretyship held for the Secured Property or waive any right which relates to or constitutes part of the Secured Property;

9.1.7	give transfer of and convey valid title in any Secured Property to any person (including a Secured Creditor); and/or

9.1.8	take all such further or other steps as the Secured Creditors may consider necessary to deal with the Secured Property in order to give effect to this Agreement.

9.2	Undertakings by the Cedent in respect of realisation

On the Secured Creditors taking any action under Clause 9.1, or otherwise as required by the Secured Creditors if an Event of Default is continuing, the Cedent shall on demand by the Secured Creditors:

9.2.1

give written notice to all persons required by the Secured Creditors that payment for, delivery of or performance in respect of the relevant Secured Property must be made to the Secured Creditors or their nominee and that payment, delivery or performance to the Cedent or to anyone else will not constitute valid payment, delivery or performance, and the Secured Creditors shall be entitled to do likewise. The Cedent shall on demand by the Secured Creditors provide proof that such notification has been duly given;

9.2.2	refuse to accept any payment, delivery, or performance tendered in respect of any of the Secured Property and order that such payment, delivery or performance be tendered to the Secured Creditors;

9.2.3

forthwith pay over or deliver to the Secured Creditors any interest, dividend, negotiable instruments or other monetary benefits of any nature accrued or received in respect of the Secured Property after the date of an Event of Default, by depositing the same into any bank account in South Africa nominated by the Secured Creditors;

9.2.4	deliver to the Secured Creditors any property which the Cedent acquires or which accrues to it in connection with the Secured Property;

9.2.5	at its own cost, carry out any lawful directions the Secured Creditors may give in regard to the realisation of Secured Property, and sign any document or do any other lawful act necessary to:

(a)	vest the Secured Property in the Secured Creditors;

(b)	enable any sale, purchase or other realisation or transfer of Secured Property; or

(c)	perfect and complete (to the extent necessary) the cession of any Secured Property under this Agreement.

9.3	No obligation on the Secured Creditors

Notwithstanding anything to the contrary contained in this Agreement, no Secured Creditor shall be obliged to take any steps to preserve, protect, collect, recover or otherwise enforce its rights under or in respect of the Secured Property.

10.	APPROPRIATION OF PROCEEDS

The Secured Creditors shall apply the net proceeds of all amounts received pursuant to the sale or other realisation of Secured Property, or from the appropriation of cash amounts which constitute Secured Property, under this Agreement (after deducting all properly evidenced costs and expenses incurred by the Secured Creditors) in reduction or discharge of the Secured Obligations, in such order and in such manner as the Secured Creditors deem fit.

11.	PAYMENTS

Subject to the Common Terms Agreement, and unless otherwise agreed or specified by the Secured Creditors by notice in writing, all payments due by the Cedent under this Agreement or in respect of the Secured Property shall be made free of any bank or other charges in the currency of the Secured Obligation into a bank account, or at such other address in South Africa, nominated by the Secured Creditors.

12.	POWER OF ATTORNEY

The Cedent irrevocably and severally appoints the Secured Creditors, jointly and severally, and any of their delegates or sub-delegates to be its attorney to take any action which the Cedent is obliged to take under this Agreement but has failed to take. The Cedent ratifies and confirms whatever any attorney does or purports to do pursuant to its appointment under this Clause.

13.	FURTHER ASSURANCES

The Cedent shall generally promptly do everything that may be required in order to comply with its obligations under this Agreement, and as may otherwise be required by the Secured Creditors for the purposes of, and to give effect to, this Agreement, failing which the Secured Creditors may, to the extent possible, attend thereto on behalf of the Cedent and recover on demand from the Cedent any reasonable expenses incurred in relation thereto. In particular the Cedent shall execute and do all such acts and things as the Secured Creditors, in their reasonable discretion, may require:

13.1	to perfect or protect the Security created (or intended to be created) by this Agreement;

13.2	to preserve or protect any of the rights of the Secured Creditors under this Agreement;

13.3	to enforce any Security created under this Agreement on or at any time after it becomes enforceable;

13.4	for the exercise of any power, authority or discretion vested in a Secured Creditor under this Agreement;

13.5	to carry out the effect, intent and purpose of this Agreement,

in any such case, forthwith upon demand by the Secured Creditors, to the maximum extent permitted by law and at the expense of the Cedent.

14.	ADDITIONAL RIGHTS

The rights conferred on the Secured Creditors by this Agreement are additional to and not in substitution for:

14.1	any other rights a Secured Creditor has, or may at any time in the future have, against the Cedent or any other person;

14.2

any other Security held or hereafter to be held by a Secured Creditor from the Cedent or any other person, in connection with the Secured Obligations. A Secured Creditor may release any Security held by it without prejudice to its rights under this Agreement.

15.	CEDENT BOUND NOTWITHSTANDING CERTAIN CIRCUMSTANCES

The Cedent agrees that on signature of this Agreement, it will be bound under this Agreement to the full extent hereof, despite the fact that:

15.1	any additional Security from the Cedent or any other person for the Secured Obligations may not be obtained or may be released or may cease to be held for any other reason;

15.2	the Finance Parties may agree any variation or novation of the Finance Documents (including any amendment providing for the increase in the amount of the Facility or an additional facility);

15.3	any Finance Party may receive a dividend or benefit in any insolvency, liquidation or business rescue or any compromise or composition, whether in terms of any statutory enforcement or the common law;

15.4	the Secured Creditors may grant any indulgences to the Cedent or may not exercise any one or more of its rights under the Finance Documents, either timeously or at all; or

15.5	any other fact or circumstance may arise on which the Cedent might otherwise be able to rely on a defence based on prejudice, waiver or estoppel.

If the Cedent suffers any loss arising from any of the facts, circumstances, acts or omissions referred to above, it will have no claim against any Secured Creditor in respect thereof.

16.	KEEPING, INSPECTION AND DELIVERY OF RECORDS

16.1	The Cedent shall at all times keep up-to-date records of the Secured Property and shall comply with any reasonable directions the Secured Creditors may give in regard to the keeping of such records.

16.2

The Secured Creditors or anyone authorised by the Secured Creditors may at any time and on reasonable notice inspect any of the Cedent's books of account and other records, including books of account and records in the possession of a third party.

16.3

If the Secured Creditors at any time so request, the Cedent shall at its own cost deliver to the Secured Creditors or their order certified copies of any of the books and records referred to in Clauses 16.1 and 16.2 above.

17.	EXEMPTION FROM LIABILITY

17.1

A Secured Creditor, their officers, trustees, agents, beneficiaries, employees and advisors (each an Exempt Party) shall not be liable for any loss or damage, whether direct, indirect, consequential or otherwise, suffered by the Cedent howsoever arising in connection with this Agreement, whether that loss or damage arises as a result of a breach of contract (whether total, fundamental or otherwise), delict or any other cause, and whether this Agreement has been terminated or not, other than as a result of the gross negligence or wilful misconduct of that Exempt Party.

17.2

The Cedent hereby indemnifies (and agrees to keep indemnified) and holds harmless the Secured Creditors and their respective officers, trustees, agents, beneficiaries, employees and advisors against any and all losses, claims, damages or liabilities (excluding any consequential damages, loss or liability (including opportunity cost)) to which they may become subject under or in connection with this Agreement, and agrees to reimburse the Secured Creditors for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the Cedent will not be liable to any particular Secured Creditor in any such case to the extent that any such loss, claim, damage or liability of that Secured Creditor arises out of the gross negligence or wilful misconduct of that Secured Creditor or any of its officers, trustees, agents, beneficiaries, employees and advisors, as the case may be.

18.	CHANGES TO THE PARTIES

18.1	Transfers by a Secured Creditor

18.1.1

A Secured Creditor may cede any of its rights and/or delegate any of its obligations under this Agreement to any person to whom it cedes any of its rights and/or delegates any of its obligations under the Finance Documents. The Cedent agrees to co-operate and take all such steps as a Secured Creditor may reasonably request to give any such transferee the benefit of this Agreement.

18.1.2	To the extent that a splitting of claims arises as a result of any actions taken under Clause 18.1.1 above, the Cedent hereby consents to such splitting of claims.

18.2	Stipulation for the benefit of future Secured Creditors

The provisions of this Agreement which confer benefits on the Secured Creditors constitute stipulations for the benefit of any person who becomes a Finance Party and a Secured Creditor after the Signature Date, and shall be capable of acceptance by that person at any time. To the extent that a splitting of claims arises as a result of the provisions of this Clause, the Cedent hereby consents to such splitting of claims.

18.3	Transfers by the Cedent

The Cedent may not cede any of its rights nor delegate any of its obligations under this Agreement.

19.	SEVERABILITY

Each term of this Agreement, whether forming an entire clause or only part of a clause, is divisible and severable from all the other terms (regardless of the manner in which they may be linked together or grouped grammatically). If a term or provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect in any jurisdiction, that will not affect:

19.1

the legality, validity or enforceability in that jurisdiction of any other term or provision of this Agreement which shall remain in full force and effect, and such illegal, invalid or unenforceable term or provision shall be severed from this Agreement; or

19.2	the legality, validity or enforceability in other jurisdictions of that or any other term of this Agreement,

and in particular, a Secured Creditor shall be entitled to deal with its rights in respect of the Secured Property in such manner as is sanctioned or approved in terms of a court order or as is otherwise legally permissible.

20.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by South African law.

21.	JURISDICTION

21.1

The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the High Court of South Africa (Gauteng Local Division, Johannesburg) (or any successor to that division) in regard to all matters arising from this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a dispute).

21.2

The Parties agree that the courts of South Africa are the most appropriate and convenient courts to settle disputes. The Parties agree not to argue to the contrary and waive objection to this court on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Agreement.

21.3

This Clause 21 is for the benefit of the Secured Creditors only. As a result, the Secured Creditors shall not be prevented from taking proceedings relating to a dispute in any other court with jurisdiction. To the extent allowed by law, the Secured Creditors may take concurrent proceedings in any number of jurisdictions.

22.	MISCELLANEOUS MATTERS

22.1	Amendments, waivers and cancellation

22.1.1	No contract varying, adding to, deleting from or cancelling this Agreement will be effective unless reduced to writing and signed by or on behalf of the Parties.

22.1.2	The expiry or termination of this Agreement will not prejudice the rights of the Secured Creditors in respect of any antecedent breach by the Cedent of, or non- performance under, this Agreement.

22.2	Certificates and Determinations

Any certification or determination by a manager of a Secured Creditor (whose appointment need not be proved) as to the existence of and the amount of indebtedness by the Cedent to the Secured Creditors, that such amount is due and payable, the amount of interest accrued thereon and as to any other fact, matter or thing related to the Cedent's indebtedness under the Finance Documents shall be, in the absence of manifest error, prima facie evidence of contents and correctness of the matters to which it relates for the purposes of provisional sentence, summary judgement or any other proceedings, shall be valid as a liquid document for such purposes and shall, in addition, be prima facie proof for purposes of pleading or trial in any action instituted against the Cedent arising herefrom.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CSDP CONFIRMATION

To:	FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)
[•]
[•]

From:	[•] (the CSP)

[Date]

Dear Sirs,

Cession and Pledge in Security dated [•] October, 2016
by Net1 Applied Technologies South Africa Proprietary Limited of FirstRand Bank Limited
(acting through its Rand Merchant Bank division)
(the Security Cession and Pledge)

1.	We refer to the Security Cession and Pledge (a copy of which has been furnished to us by the Cedent).

2.	Unless expressly otherwise defined in this letter, terms and expressions defined in the Security Cession and Pledge have the same meaning where used in this letter.

3.

We confirm that we, as the CSP of the Cedent, are holding to the order of the Secured Creditors, on behalf of the Cedent, [•] ordinary shares in the issued share capital of Blue Label Telecoms Limited (the Company), which are beneficially owned by the Cedent.

4.	We confirm, in respect of the Shares that:

4.1	we are an authorised user as contemplated under the Financial Markets Act, 2012 (the Act); and

4.2	an entry in favour of the Secured Creditors has been made in the applicable sub- register as contemplated in section 39 of the Act.

5.	Until we have been advised in writing by the Secured Creditors that the Final Discharge Date has occurred, we undertake that:

5.1

unless and until otherwise notified in writing by the Secured Creditors, we shall act solely in accordance with the instructions of the Secured Creditors which shall override any conflicting instructions or directions given to us by another person;

5.2	we shall not transfer the Shares (or any part thereof) or any interest therein except with the prior written consent of the Secured Creditors;

5.3	we shall hold the Shares in the name of Net1 Applied Technologies South Africa Proprietary Limited, subject to the terms of the Act;

5.4	[we shall pay all distributions in respect of the Shares directly into the following bank account:

Bank:	[•]

Branch number:	[•]

Account number:	[•]

Named account beneficiary:	[•]];	and

5.5	with effect from the date on which the Secured Creditors notifies us in writing that a Default is continuing:

5.5.1

(and thereafter until otherwise notified by the Secured Creditors), we shall make all payments to be made in respect of its Shares direct to the Secured Creditors by payment into any bank account nominated by them in writing or otherwise as they may direct;

5.5.2	if instructed to do so by the Secured Creditors, we shall transfer the Shares to the Secured Creditors or another person nominated by them.

Yours faithfully,

For and on behalf of:	For and on behalf of:
[•]	[•]

Name:	Name:

Date:	Date:

Net1 Applied Technologies South Africa Proprietary Limited, by its signature hereto, irrevocably authorises any action undertaken by the CSP pursuant to this letter of undertaking. This authorisation may not be revoked or amended without the prior written consent of the Secured Creditors.

For and on behalf of:
Net1 Applied Technologies South
Africa Proprietary Limited

Name:

Date:

SIGNATURE PAGE

THE CEDENT

For and on behalf of:
Net1 Applied Technologies South
Africa Proprietary Limited

Name:	/s/ Herman G. Kotzé

Office:	Chief Financial Officer
(who warrants his authority)

SIGNATURE PAGE

THE SECURED CREDITOR

For and on behalf of:	For and on behalf of:
FirstRand Bank Limited (acting through	FirstRand Bank Limited (acting through
its Rand Merchant Bank division)	its Rand Merchant Bank division)

Name:	/s/ Niel van Zyl	Name:	/s/ Ziyaad Manie

Office:	Authorised	Office:	Authorised
	(who warrants his authority)		(who warrants his authority)